EXHIBIT 32.02
CERTIFICATION BY SENIOR VICE PRESIDENT OF ACCOUNTING AND FINANCE
     I, Gregory T. Donovan, the Senior Vice President of Accounting and Finance of Campbell & Company, Inc. as general partner, of Campbell Strategic Allocation Fund, L.P., certify that (i) the Form 10K for the year ended December 31, 2007 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.
CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By: Campbell & Company, Inc., general partner

By:	/s/ Gregory T. Donovan

Gregory T. Donovan
Senior Vice President of Accounting and Finance March 28, 2008

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